UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2005

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	02324

(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.

On October 31, 2005, Nabi Biopharmaceuticals (the “Company”) terminated its Lease Agreement, dated as of June 29, 2005, with ARE-30 West Watkins, LLC (the “Landlord”) for a research and development facility in Gaithersburg, Maryland. The Company terminated the lease by exercising an option and paying a termination fee of $771,000. The Company decided to terminate the lease following the release of results of its confirmatory Phase III clinical trial for StaphVAX [Staphylococcus aureus Polysaccharide Conjugate Vaccine].

Item 8.01. Other Events.

On November 1, 2005, the Company issued a press release announcing the results of its Phase III confirmatory trial of StaphVAX, which failed to show that StaphVAX prevents S. aureus infections in patients on hemodialysis. A copy of the press release is filed as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits

Exhibit number	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: November 2, 2005	By:	/s/ Mark L. Smith
Name: Mark L. Smith Title: Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer